UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 17, 2019

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310
Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (650) 289-3060

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
5.25% Notes due 2025	HCXZ	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2019, the board of directors (the “Board”) of Hercules Capital, Inc. (the “Company”) appointed Scott Bluestein, its Interim Chief Executive Officer and Chief Investment Officer, as Chief Executive Officer and President and elected Mr. Bluestein as a director of the Company effective July 17, 2019.  Mr. Bluestein will continue in his role of Chief Investment Officer. Mr. Bluestein will hold office as a Class III director for a term expiring in 2022 and does not currently serve on any committees of the Company.

Scott Bluestein, age 41, joined the Company in 2010 as its Chief Credit Officer.  He was promoted to Chief Investment Officer in 2014 and elected Interim Chief Executive Officer in 2019.  Prior to joining the Company, Mr. Bluestein was a founder and partner of Century Tree Capital Management from 2009 to 2010.  He also served as managing director of Laurus-Valens Capital Management, an investment firm specializing in financing small and microcap growth-oriented businesses through debt and equity securities, from 2003 to 2009.  Prior to that, Mr. Bluestein served as a member of the Financial Institutions and Coverage Group focused on financial technology at UBS Investment Bank from 2000 to 2003.  Mr. Bluestein received his Bachelor’s in Business Administration from Emory University.

In connection with Mr. Bluestein’s appointment as Chief Executive Officer and President, the Board set his annual salary for the 2019 fiscal year at $650,000 and granted him 76,923 restricted stock awards under the Company’s equity incentive plan.  Consistent with past practice, the Board may also grant Mr. Bluestein a bonus in the form of a cash and/or an equity award for fiscal 2019 performance.

There are no arrangements or understandings between Mr. Bluestein and any other persons pursuant to which Mr. Bluestein was elected as a director of the Company. There are also no family relationships between Mr. Bluestein and any director or executive officer of the Company. Mr. Bluestein does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company also issued a press release announcing the appointment and election of Mr. Bluestein. The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated July 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.
July 17, 2019

	By:	/s/ Melanie Grace
Melanie Grace
General Counsel